As filed with the Securities and Exchange Commission on March 18, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/MEF

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OXBRIDGE RE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	6331	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Address:

Landmark Square, Suite 1A

64 Earth Close

P.O. Box 469

Grand Cayman, KY1-9006

Cayman Islands

Telephone No: 345-749-7570

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036

Telephone No: (800) 927-9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Curt P. Creely, Esq. Megan A. Odroniec, Esq. Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602 Telephone No.: (813) 229-2300 Facsimile No.: (813) 221-4210

Christopher J. Lange, Esq.

LeClairRyan, a Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street, Eighth Floor

Richmond, Virginia 23219

Telephone No.: (804) 343-4094

Facsimile No.: (804) 783-7689

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-193577

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each unit consisting of one ordinary share, $0.001 par value, and one warrant	$3,807,900(4)	$ 491
Ordinary shares included as part of the units	—	(2)
Warrant included as part of the units	—	(2)
Ordinary shares underlying warrants(3)	$4,759,875(5)	$ 614
Total	$8,567,775	$1,105

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) and Rule 457(o) of the Securities Act of 1933.
(2)	No fee pursuant to Rule 457(g).
(3)	Pursuant to Rule 416, this Registration Statement also covers such number of additional ordinary shares to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the warrants referenced above.
(4)	The $3,807,900 of Units being registered in this Registration Statement are in addition to the $25,500,000 of Units registered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-193577).
(5)	The $4,759,875 of ordinary shares underlying the warrants being registered in this Registration Statement are in addition to the $31,875,000 in ordinary shares underlying the warrants registered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-193577).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

The contents of the Registration Statement on Form S-1, as amended (File No. 333-193577), including the exhibits and power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Cayman Islands, on March 18, 2014.

OXBRIDGE RE HOLDINGS LIMITED

By:	/s/ Sanjay Madhu
Sanjay Madhu Chief Executive Officer and President (Principal Executive Officer)

Signature	Title	Date

/s/ Sanjay Madhu Sanjay Madhu	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 18, 2014

/s/ Wrendon Timothy Wrendon Timothy	Financial Controller and Secretary (Principal Accounting Officer and Principal Financial Officer)	March 18, 2014

* Paresh Patel	Director	March 18, 2014

* Mayur Patel	Director	March 18, 2014

* Krishna Persaud	Director	March 18, 2014

* Allan Martin	Director	March 18, 2014

* Ray Cabillot	Director	March 18, 2014

*By:	/s/ Wrendon Timothy
Wrendon Timothy Attorney-in-fact

S-1

EXHIBIT INDEX

Exhibit Number	Document Description

5.1	Opinion of Maples and Calder.

23.1	Consent of Maples and Calder (contained in Exhibit 5.1).

23.2	Consent of Hacker, Johnson & Smith, PA.

24.1*	Power of Attorney.

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-193577), initially filed by the Registrant on January 27, 2014 and declared effective by the Securities and Exchange Commission on February 28, 2014.